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                                                                   EXHIBIT 10.19

                               AIRCRAFT DRY LEASE

         This Lease of aircraft is made, effective as of April 8, 1997, by and between Wyoming Associates, Inc., a corporation incorporated under the laws of the State of South Carolina, with principal offices at 961 East Main Street, Spartanburg, South Carolina 29302 hereinafter referred to as "Lessor") and RTO, Inc., a corporation incorporated under the laws of the State of Delaware, with principal offices at 961 East Main Street, Spartanburg, SC 29302 (hereinafter referred to as "Lessee").

                                    RECITALS

         The parties recite that:

         A. Lessor owns a 1987 Gates Learjet Model 55B aircraft, Serial No. 132, and currently registered as N133WB (hereinafter referred to as the "Aircraft"). The Aircraft is available for use by a qualified Lessee; and

         B. Lessee desires to lease the Aircraft under such terms and conditions as are mutually satisfactory to parties.

         The parties agree as follows:

                                   SECTION ONE
                                LEASE OF AIRCRAFT

         For Two Thousand One Hundred Dollars and No/100 ($2,100.00) per flight hour, Lessor agrees to lease the Aircraft to Lessee without crew. Said amount shall include and fully cover Lessee's responsibility for the cost of maintenance and insurance for the Aircraft. The Aircraft shall be delivered to Lessee at Spartanburg Downtown Airport in Spartanburg, South Carolina on April 8, 1997, at which time Lessee shall inspect the Aircraft to the extent




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deemed necessary. Lessee shall have ten (10) flight hours following delivery of the aircraft in which to notify Lessor in writing of any defects in the Aircraft or its equipment or accessories. If, at the end of such period, Lessor has not received such notification, it shall be conclusively presumed between the parties that Lessee has fully inspected the Aircraft having knowledge that it is in good condition and repair and that Lessee is satisfied with and has accepted the Aircraft in such condition and repair.

                                   SECTION TWO
                                      TERM

         This Lease shall commence on April 8,1997 and continue for one year after said date. Thereafter, this Lease shall be automatically renewed on a month to month basis, unless sooner terminated by either party as hereinafter provided. Either party may at any time terminate this Lease upon thirty (30) days written notice to the other party, delivered personally or by certified mail, return receipt requested, at the address for said other party as set forth above.

                                   SECTION THREE
                        COMMERCIAL OPERATION RESTRICTION


         Neither Lessee nor Lessor will make the Aircraft available for hire within the meaning of the Federal Aviation Regulations. The Aircraft is to be operated strictly in accordance with 14 C.F.R. Part 91.



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                                  SECTION FOUR
                                    INSURANCE

         At all times during the term of this Lease, Lessor shall cause to be carried and maintained, at Lessee's cost and expense, as set forth in Section One, physical damage insurance with respect to the Aircraft in the amount set form below:

                  Aircraft  Physical Damage           $4,200,000.00
                                                      -------------
                  (No Deductible While
                  In Motion or Not In Motion)

         At all times during the term of this Lease, Lessor shall also cause to be carried and maintained, at Lessee's cost and expense, as set forth in Section One, third party aircraft liability insurance, passenger legal liability insurance, proper damage liability insurance, and medical expense insurance in the amounts set forth below:

                  Combined Liability Coverage for
                  Bodily Injury and Property Damage
                  Including Passengers -
                  Each Occurrence                     $100,000,000.00
                                                      ---------------
                  Medical Expense Coverage -
                  Each Person                         $      5,000.00
                                                      ---------------
         Lessee shall also bear the cost of paying any deductible amount on any policy of insurance in the event of a claim or loss.

         Any policies of insurance carried in accordance with this Lease:
(i) shall name Lessor as an additional insured; and (ii) shall contain a waiver by the underwriter thereof of any right of subrogation against Lessor. Each liability policy shall be primary without right of contribution from any other insurance which is carried by Lessee or Lessor and shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.


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         Lessor shall submit this Lease for approval to the insurance carrier for each policy of insurance on the Aircraft. Lessor shall arrange for a Certificate of Insurance evidencing appropriate coverage as to the Aircraft and the satisfaction of the requirements set forth above to be given by its insurance carriers to Lessee.

                                  SECTION FIVE
                               RESTRICTIONS ON USE

         Lessee may operate the Aircraft only for the purposes and within the geographical limits set forth in the insurance policy or policies obtained in compliance with Section Four of this Lease. The Aircraft shall be operated at all times in accordance with the flight manual and all manufacturer's suggested operating procedures. Furthermore, Lessee shall not use the Aircraft in violation of any foreign, federal, state, territorial, or municipal law or regulation and shall be solely responsible for any fines, penalties, or forfeitures occasioned by any violation by Lessee. If such fines or penalties are imposed on Lessor and paid by Lessor, Lessee shall reimburse Lessor for the amount thereof within thirty (30) days of receipt by Lessee of written demand from Lessor. Lessee will not base the Aircraft, or permit it to be based, outside the limits of the United States of America, without the written consent of Lessor.

         The Aircraft shall be flown only by certificated and qualified pilots and shall be maintained only by certificated and qualified mechanics. In the event the insurance on the Aircraft would be invalidated because Lessee is unable to obtain certificated and qualified pilots and mechanics, Lessee shall not operate the Aircraft until such time as certificated and qualified pilots and mechanics are obtained and insurance on the Aircraft is made valid.


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         Lessee will not directly or indirectly create, incur, assume or suffer to exist any lien on or with respect to the Aircraft. Lessee will promptly, at its own expense, take such action as may be necessary to discharge any lien not excepted above if the same shall arise at any time.

                                   SECTION SIX
                              INSPECTION BY LESSOR

         Lessee agrees to permit Lessor or any authorized agent to inspect the Aircraft at any reasonable time and to furnish any information in respect to the Aircraft and its use that Lessor may reasonably request.

                                  SECTION SEVEN
                                   ALTERATIONS

         Except in accordance win other written agreements entered into subsequent to the date of this Lease between Lessee and Lessor regarding maintenance of the Aircraft, Lessee shall not have the right to alter, modify, or make additions or improvements to the Aircraft without the written permission of Lessor. All such alterations, modifications, additions, and improvements as are so made shall become the property of Lessor and shall be subject to all of the terms of this Lease.

                                  SECTION EIGHT
                                     TITLE

         The registration of and title to the Aircraft shall be in the name of the Lessor, and the Aircraft, at all times during the term of this Lease or any extension, shall bear United States registration markings. All responsibility and obligations in regard to the operation of the


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Aircraft as above owned, registered, and marked shall be borne by Lessee during the tern of this Lease.

                                  SECTION NINE
                                PAYMENT OF TAXES

         Lessee shall pay all taxes associated with Lessee's use of the Aircraft on Lessee's own business, including landing fees, fuel taxes, and any other taxes or fees which may be assessed against a specific flight by Lessee.

                                   SECTION TEN
                                   ASSIGNMENT

         Lessee shall not assign this Lease or any interest in the Aircraft, or sublet the Aircraft, without prior written consent of Lessor. Subject to the foregoing, this Lease inures to the benefit of, and is binding on, the heirs, legal representatives, successors, and assigns of the parties.

                                 SECTION ELEVEN
                               ACCIDENT AND CLAIM

         Lessee shall immediately notify Lessor of each accident involving the Aircraft, which notification shall specify the time, place, and nature of the accident or damage, the names and addresses of parties involved, persons injured, witnesses, and owners of properties damaged, and such other information as may be known. Lessee shall advise Lessor of all correspondence, papers, notices, and documents whatsoever received by


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Lessee in connection with any claim or demand involving or relating to the Aircraft or its operation, and shall aid in any investigation instituted by Lessor and in the recovery of damages from third persons liable therefore.

                                 SECTION TWELVE
                          RETURN OF AIRCRAFT TO LESSOR

         On the termination of this Lease by expiration or otherwise, Lessee shall return the Aircraft to Lessor at Spartanburg Downtown Airport in Spartanburg, South Carolina, in as good operating condition and appearance as when received, ordinary wear, tear and deterioration excepted, and shall indemnify Lessor against any claim for loss or damage occurring prior to the actual physical delivery of the Aircraft to Lessor.

                                SECTION THIRTEEN
                            MODIFICATION OF AGREEMENT

         This Lease constitutes the entire understanding between the parties, and any change or modification must be in writing and signed by both parties.

                                SECTION FOURTEEN
                                  GOVERNING LAW

         This Lease is entered into under, and is to be construed in accordance with the laws of the State of South Carolina.

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                                SECTION FIFTEEN
                           TRUTH IN LEASING STATEMENT


     THE AIRCRAFT, A 1987 GATES LEARJET MODEL 55 B, MANUFACTURER'S SERIAL NO. 132, CURRENTLY REGISTERED WITH THE FEDERAL AVIATION ADMINISTRATION AS N133WB, HAS BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91 DURING THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS LEASE.

     THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE. DURING THE DURATION OF THIS LEASE, RTO, INC., 961 EAST MAIN STREET, SPARTANBURG, SOUTH CAROLINA 29302, IS CONSIDERED RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE.

     AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

     THE "INSTRUCTIONS FOR COMPLIANCE WITH TRUTH IN LEASING REQUIREMENTS" ATTACHED HERETO ARE INCORPORATED HEREIN BY REFERENCE.

     I, THE UNDERSIGNED DAN C. BREEDEN, JR., AS (VICE PRESIDENT) OF RTO, INC., 961 EAST MAIN STREET, SPARTANBURG, SC 29302, CERTIFY THAT I AM RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT AND THAT I UNDERSTAND MY RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

     IN WITNESS WHEREOF, the parties have executed this Lease.


WYOMING ASSOCIATES, INC.


/S/ George D. Johnson, Jr.                   4-22-97   3:57
-------------------------------------        --------------------------------
George D. Johnson, Jr., President            Date and Time of Execution


RTO, Inc.


/S/ Dan C. Breeden, Jr.                      4-22-97   12:30 PM
-------------------------------------        --------------------------------
Dan C. Breeden, Jr., Vice President          Date and Time of Execution



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